UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2010

THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)

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Delaware	1-07151	31-0595760
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1221 Broadway, Oakland, California 94612-1888
(Address of principal executive offices)     (Zip code)

(510) 271-7000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

As previously disclosed, on November 5, 2010, The Clorox Company (the “Company”) completed the sale of substantially all of its global auto care businesses (the “Auto Businesses”), which consist of the businesses of developing, formulating, supplying, manufacturing, packaging, marketing, selling and distributing certain appearance and performance products specifically formulated and sold under the brand names Armor All, STP, Oomph!, Son of a Gun, Tuff Stuff and Car Buddy for use with motor vehicles worldwide, pursuant to the terms of a Purchase and Sale Agreement dated September 21, 2010 (the “Purchase Agreement”) with Viking Acquisition Inc. (the “Purchaser”). The Purchaser is owned by affiliates of Avista Capital Holdings, L.P.

Beginning in the fiscal quarter ended September 30, 2010, the Company has included the financial results of the Auto Businesses in discontinued operations and accordingly reclassified historical Auto Businesses’ results.

Attached hereto as Exhibit 99.1 is a schedule that sets forth the Company’s unaudited Quarterly and Fiscal Year 2010 condensed consolidated data on an as reported basis and as adjusted to reflect the results of the Auto Businesses in discontinued operations.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
99.1	Schedule of Unaudited Quarterly and Fiscal Year 2010 Condensed Consolidated Data.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY

Date: November 22, 2010	By:	/s/ Laura Stein
Senior Vice President –
General Counsel

THE CLOROX COMPANY

FORM 8-K

INDEX TO EXHIBITS

Exhibit	Description
99.1	Schedule of Unaudited Quarterly and Fiscal Year 2010 Condensed Consolidated Data.